                                                                     Exhibit 9.1

                         Consent of Independent Auditors

We consent to the incorporation by reference in the Registration Statements of Adecco SA described in the following table of our report dated February 4, 2003, with respect to the 2002 consolidated financial statements and schedule of Adecco SA included in this Annual Report (Form 20-F) for the year ended December 29, 2002.

Form    File No.                           Purpose
----   ---------   -------------------------------------------------------------

S-8     333-8330   The 1998 Adecco Group Stock Option Plan Applicable to United
                      States Employees
S-8    333-10112   The 1999 Adecco Group Stock Option Plan Applicable to United
                      States Employees
S-8    333-11932   The 1999 Adecco Group Stock Option Plan Applicable to United
                      States Employees
S-8    333-13458   The Adecco SA Global Stock Option Plan (a/k/a 2001 Adecco
                      Group Stock Option Plan Applicable to United States Employees)
S-8    333-88516   The 2001 Adecco Stock Option Plan A - Applicable to United
                      States Employees and the 2001 Adecco Stock Option Plan
                      B - Applicable to United States Employees

ERNST & YOUNG Ltd.


Mike Sills            Darren Downs


Zurich, Switzerland
June 19, 2003